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                                            Atlantic Trust Company, N.A.

                                       By: /s/ Kathleen Oldenborg
                                          ----------------------------
                                       Name:  Kathleen Oldenborg
                                       Title: Ghief Compliance Officer

                                            INVESCO Kapitalanlagegesellschaft
                                              GmbH

                                       By: /s/ Stephanie Ehrenfried
                                          ----------------------------
                                       Name:  Stephanie Ehrenfried
                                       Title: Head of Legal CE